FIRST PACTRUST BANCORP, INC.

FOR IMMEDIATE RELEASE
March 22, 2011

FIRST PACTRUST BANCORP, INC. ANNOUNCES 2011 ANNUAL MEETING DATES

Chula Vista, CA – March 22, 2011 – (NASDAQ – FPTB) – First PacTrust Bancorp, Inc., the parent corporation of Pacific Trust Bank, has announced that its 2011 annual meeting of shareholders will be held 9:00 a.m. PDT on Wednesday, May 25, 2011, at the Bonita Golf Club located at 5540 Sweetwater Road, Bonita, California.

Shareholders of record as of April 18, 2011 will be entitled to notice of and to vote at the meeting.

As of December 31, 2010, the Company had consolidated total assets of $861.6 million and stockholders’ equity of $136.0 million, and currently has 9,729,066 shares of common stock outstanding. More information about the Company can be found on its website at http://www.firstpactrustbancorp.com.

Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “expected,” “anticipate”, “continue,” or other comparable words. In addition, all statements other than statements of historical facts that address activities that First PacTrust Bancorp, Inc. expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of the Company, particularly its form 10-K for the Fiscal Year ended December 31, 2010, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management.

Contact:

Gregory A. Mitchell, President and CEO
Phone: (619) 691-1519, ext. 4474

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